Exhibit 10.19

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and entered into as of the 17th day of June, 2013 (the “Second Amendment Effective Date”), by and between JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, successor to Phipps Tower Associates, LLC, a Delaware limited liability company (“Landlord”), and THE WILLIAM CARTER COMPANY, a Massachusetts corporation, doing business as Carter’s (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 14, 2012, as amended by that certain First Amendment to Lease Agreement (the “First Amendment”) dated February 28, 2013 (as amended, the “Lease”), for certain premises in the building known as Phipps Tower and located at 3438 Peachtree Road, Atlanta, Georgia 30326 (the “Building”), which premises are more particularly described in Paragraph 1 of the Lease, as amended in the First Amendment (entitled “Leased Premises”) and consist of approximately 222,730 square feet of Rentable Area, and which were expanded, pursuant to the First Amendment, to include a portion of the 8th Floor (the “8th Floor Space”) (such premises being referred to herein as the “Leased Premises” or the “initial Leased Premises”);

WHEREAS, pursuant to Tenant’s letter dated March 18, 2013, Tenant exercised its right to increase the Rentable Area of the Leased Premises by up to 15% and, following receipt of such letter, the parties have agreed to expand the initial Leased Premises by Tenant leasing all of the 3rd and 4th Floors of the Building, make the 8th Floor Space “must-take space”, and, in consideration therefor, have agreed to modify certain other provisions of the Lease; and

WHEREAS, Landlord and Tenant desire to evidence such expansion of the initial Leased Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.Recitals; Capitalized Terms. The recitals set forth above are incorporated herein by reference as if stated in their entireties. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
2.    8th Floor Space; First Amendment.    Notwithstanding the terms of the First Amendment, the parties hereby acknowledge and agree that Tenant will not lease the 8th Floor Space as of the Effective Date of the First Amendment but shall, instead, lease the 8th Floor Space in accordance with Paragraph 5 below. The terms of the First Amendment shall have no further force

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or effect. Therefore, as of the date of the First Amendment, the initial Leased Premises consist of approximately 222,730 square feet of Rentable Area.
3.    Grant of Additional Leased Premises.
(a)    In accordance with the terms of Section 1 of the Lease, Tenant has elected to increase the Rentable Area of the Leased Premises. Therefore, as of the Second Amendment Effective Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, an additional 52,171 square feet of Rentable Area consisting of (i) 26,078 square feet of Rentable Area being the entirety of the 3rd Floor of the Building as shown on Schedule “A” attached hereto and by this reference made a part hereof and (ii) 26,093 square feet of Rentable Area being the entirety of the 4th Floor of the Building as shown on Schedule “A-1” attached hereto and by this reference made a part hereof (collectively, the “3rd and 4th Floor Additional Leased Premises”), being deemed a part of the “Leased Premises” and the “initial Leased Premises” as set forth herein. Schedule “A” and Schedule “A-1” attached hereto are hereby added to the Lease as Schedule “B10” and Schedule “B-11” respectively, and are hereby incorporated therein. As of the Second Amendment Effective Date, the total square feet of Rentable Area leased pursuant to the Lease shall be amended to include the 3rd and 4th Floor Additional Leased Premises and shall thereupon contain a total of approximately 274,901 square feet of Rentable Area, subject to Landlord’s and Tenant’s re-measurement rights set forth in Schedule “B” attached to the Lease. The 3rd and 4th Floor Additional Leased Premises shall be delivered by Landlord to Tenant upon Tenant’s written request following the full execution and delivery of this Second Amendment by both parties hereto in order for Tenant to complete the Leasehold Improvements thereto and shall thereupon become either a part of the Phase I Premises or the Phase II Premises, as applicable.
(b)    In furtherance of the foregoing, the parties hereby agree that the 2nd and 3rd sentences of Section 1 of the Lease are hereby deleted in their entirety and are replaced with the following new sentence:
“Landlord and Tenant agree that the rentable square feet (“Rentable Area”) of the Leased Premises as measured in accordance with Schedule “B” attached hereto shall contain a total of approximately 274,901 square feet of Rentable Area, and shall consist of the following: (i) approximately 133,349 square feet of Rentable Area on Floors 16 through 20, inclusive, of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), (ii) approximately 11,102 square feet of Rentable Area on Floor 10 (also identified as the “Crossover Floor”) known as Suite 1050 (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), (iii) approximately 78,279 square feet of Rentable Area on Floors 5 through 7, inclusive, of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), (iv) approximately 26,093 square feet of Rentable Area being the entirety of the 4th Floor of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), and (v) approximately 26,078 square feet of Rentable Area being the entirety of the 3rd Floor of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), and the approximate locations are depicted on the Building “Stacking Plan” attached hereto as Schedule “G-1” and on the plans marked Schedules “B1” through “B11”, inclusive, attached hereto.”

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4.    Terms of the Lease.    Except as set forth herein, the 3rd and 4th Floor Additional Leased Premises shall be subject to all terms and conditions of the Lease, as amended herein, including without limitation the following: (a) the Term of the Lease with respect to the 3rd and 4th Floor Additional Leased Premises shall commence on the Commencement Date and expire on the Expiration Date, unless sooner terminated or extended pursuant to the terms of the Lease, as amended herein, (b) Basic Rent, Tenant’s Proportionate Share, Abatement, and the Advance Monthly Rental Payment to be paid by Tenant to Landlord for the Leased Premises shall be deemed to include, and shall include, the 3rd and 4th Floor Additional Leased Premises, (c) the Allocated Permits in the Building’s Parking Facility shall be adjusted by Landlord (or Landlord’s designee) to include the 3rd and 4th Floor Additional Leased Premises in accordance with the terms of Paragraph 28 of the Lease, and (d) all terms and conditions of Schedule “F” attached to the Lease (entitled “Leasehold Improvements”) shall be applicable to the 3rd and 4th Floor Additional Leased Premises, including, without limitation, application of the Allowance.
5.    Expansion Options.    In connection with, and consideration for, the foregoing agreements and promises, the Expansion Options contained in Special Stipulation I of Schedule “G” to the Lease are hereby deleted in their entirety and replaced with the following new options:
“I.    Expansion Options; Must-Take.    Tenant shall have certain expansion rights and obligations as to the spaces described below. If leased by Tenant within the required time period, Option Space 1 shall be leased on the same terms and conditions of the initial Lease, with the Allowance, Abatement and any other rental concessions prorated for the remaining Term, all as set forth below, and the Term for such space(s) shall be co-terminus with the initial Term. If leased by Tenant, Option Space 2 will be leased in accordance with the terms below. Tenant’s expansion options are as follows:

1.First Expansion Option. So long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the option (the “First Expansion Option”) to lease Option Space 1 (as that term is hereinafter defined) at any time on or before May 1, 2016 pursuant to and in accordance with the following terms and conditions:

(a)“Option Space 1” means (i) the remaining vacant space on the 2nd Floor of the Building as shown on Schedule “G-6” attached hereto being Suite 200 and consisting of approximately 12,403 square feet of Rentable Area(the “2nd Floor Option Space”), but will not include the management office premises (consisting of approximately 2,124 square feet of Rentable Area being Suite 230) nor the Conference Center on the 2nd Floor, which 2nd Floor Option Space will be subject to the rights of CoStar Group, Inc., which has the right to lease 7,500 rentable square feet in a location in the Building to be determined by Landlord in its sole but reasonable discretion on or before June 30, 2014 (the “Prior Rights”), and (ii) the remaining vacant space on the 14th Floor of the Building as shown on Schedule “G-7” attached hereto being Suite 1450 and consisting of approximately 10,024 square feet of Rentable Area (the “14th Floor Option Space”) subject to the Prior Rights and to the rights of Goodwin Wright, Inc. (d/b/a Northwestern Mutual) which exist as of the date of this Lease being a right of first refusal and also an expansion right on any available space on the 14th Floor of the Building (collectively, the “GW Rights”). Further, if additional space on the 14th Floor of the Building currently leased by Simcol Group LLC, being Suite 1475 and consisting of approximately 3,460 square feet of Rentable Area (the “Simcol Space”) becomes vacant and available for lease prior to May 1, 2016, the Simcol Space will be added to and become a part of Option Space 1 and will likewise be subject to the Prior Rights and GW Rights. Landlord will notify Tenant in writing at such time as the Simcol Space becomes available for lease. If the Simcol

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Space becomes a part of Option Space 1, until such time as the Prior Rights or the GW Rights are exercised as to the Simcol Space or Tenant exercises this First Expansion Option with respect to the Simcol Space (presuming the Prior Rights and GW Rights have not been exercised), Landlord will have the right to enter into a lease or license for same on a month-to-month basis on terms acceptable to Landlord, but otherwise subject to Tenant’s rights under this First Expansion Option. If Tenant leases the Simcol Space, notwithstanding anything else to the contrary in this First Expansion Option, Tenant’s allowance for the Simcol Space will be equal to 75% of the prorated allowance as determined in accordance with paragraph (c) below. For the avoidance of doubt, while “Option Space 1” includes the 2nd Floor Option Space and the 14th Floor Option Space and potentially the Simcol Space, Tenant will only be obligated to lease such option space one at a time (i.e., if Tenant exercises the First Expansion Option, it will not be required, at such time, to lease all of the 2nd Floor Option Space and the 14th Floor Option Space and the Simcol Space, if then applicable, unless Tenant exercises this First Expansion Option for all of such space, as may be applicable, but will only be obligated to lease the entirety of the space so elected at that time). For any Option Space 1 not leased at such time, Tenant’s rights with the remainder of Option Space 1 will continue subject to the terms set forth below.
(b)For purposes of this subparagraph (b) and subparagraph (c) below, references to Option Space 1 shall mean any or all of the 2nd Floor Option Space, the 14th Floor Option Space or the Simcol Space, if applicable, that is then being leased pursuant to Tenant’s rights hereunder. If leased by Tenant, Option Space 1 must be leased by Tenant with lease commencement occurring on or before May 1, 2016 with at least four (4) months’ prior written notice. The First Expansion Option shall be exercised by Tenant, if at all, by Tenant providing Landlord with at least four (4) months’ prior written notice, which must be received by Landlord on or before December 31, 2015 (“First Option Notice”). Should Tenant fail to duly and timely exercise this First Expansion Option it shall become null and void and of no further force and effect. Should Tenant duly and timely exercise this First Expansion Option, Tenant’s lease of Option Space 1 shall be effective on the date set forth in Tenant’s First Option Notice, provided such date is on or before May 1, 2016 but not less than four (4) months after Landlord’s receipt of the First Option Notice unless otherwise agreed by Landlord and Tenant, through the last day of the Term, as the same may be extended. Option Space 1 shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), and Additional Rent then in effect for the Premises. The Abatement for Option Space 1 shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 1, and the denominator of which is 192.
(c)Tenant shall take Option Space 1 on an “As Is” basis in the condition that exists as of the Effective Date of this Lease, and Landlord shall have no obligation to improve Option Space 1 unless the condition of Option Space 1 has been changed by Landlord or with Landlord’s consent. The Improvements for Option Space 1 shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and Tenant’s allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in Option Space 1 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 1, and the denominator of which is 192.
(d)The right granted to Tenant under this Special Stipulation No. I.1. is personal to Tenant and to any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%)

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of the Rentable Area of the Leased Premises, this First Expansion Option to lease Option Space 1 shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.
2.Second Expansion Option.    In connection with Landlord’s construction of the Fitness Facility on Floor 1 of the Building, Landlord has relocated its management office located on Floor 1 to Suite 230 on Floor 2 of the Building consisting of 2,124 square feet of Rentable Area at Landlord’s sole cost and expense. After the management office has been relocated and paid for by Landlord, at any time during the Term and provided Tenant is not in a monetary Event of Default hereunder in excess of the Default Threshold, Tenant may notify Landlord (“Second Option Notice”) that it would like to lease the management office space on Floor 2 (“Option Space 2”), which is shown on Schedule “G-8” attached hereto. If other space in the Building is available and is acceptable to Landlord in its sole but reasonable discretion for purposes of relocating the management office, Landlord will agree to move the management office at Tenant’s sole cost and expense and lease Option Space 2 to Tenant in accordance with the following terms.
(a)Should Tenant exercise this Second Expansion Option, and if Option Space 2 is then available for lease (i.e., other space in the Building is available and is acceptable to Landlord in its sole but reasonable discretion for purposes of relocating the management office), Tenant’s lease of Option Space 2 shall be effective as of the first (1st) day of a month that is at least four (4) months after Landlord’s receipt of the Second Option Notice. Option Space 2 shall be subject to all terms and provisions of this Lease; provided that if the commencement date of Tenant’s lease of Option Space 2 occurs on or before May 1, 2015 (meaning that the Second Option Notice was received by Landlord on or before December 31, 2014), then Tenant’s lease of Option Space 2 shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), Term, and Additional Rent then in effect for the Premises. The Abatement for Option Space 2 shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 2, and the denominator of which is 192. If the commencement date of Tenant’s lease of Option Space 2 occurs on or before May 1, 2015, Tenant shall take Option Space 2 on an “As Is” basis, and Landlord shall have no obligation to improve Option Space 2. The Improvements for Option Space 2 shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and the Allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in Option Space 2 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 2, and the denominator of which is 192.
(b)If the commencement date of Tenant’s lease of Option Space 2 occurs after May 1, 2015 (meaning that the Second Option Notice was received by Landlord after December 31, 2014), then Tenant’s lease of Option Space 2 shall be at the Market Rate, as defined in Schedule “G-2” attached hereto, based on the number of Lease Years then remaining in the Term, provided there are at least five (5) Lease Years remaining in the Term. In other words, if there are less than five (5) Lease Years remaining in the Term, then Tenant will have no right to lease Option Space 2 unless Tenant simultaneously extends the Term for the entirety of the Leased Premises by exercising the then applicable Extension Option, if any, as set forth below. The “Market Rate” will be based on the number of Lease Years (with a minimum of 5) then remaining in the Term during which Tenant will lease Option Space 2.

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(c)The right granted to Tenant under this Special Stipulation No. I.2. is personal to Tenant and to any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this Second Expansion Option to lease Option Space 2 shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.
3.Must-Take Space.    Tenant shall be required to lease the 8th Floor Space, as defined below and as shown on Schedule “G-9” attached hereto, with at least four (4) months’ prior written notice to Landlord, but in any event, no later than May 1, 2015. The date on which Tenant leases the 8th Floor Space, but in any event no later than May 1, 2015, is herein called the “Must-Take Date”. If, prior to May 1, 2015, Tenant fails to notify Landlord of the date on which it will lease the 8th Floor Space, then the Must-Take Date will, ipso facto, be May 1, 2015. The “8th Floor Space” consists of 16,709 rentable square feet of space in the Building known as Suite 800. The Leased Premises shall be automatically expanded to include all of the 8th Floor Space and, as of the Must-Take Date, the 8th Floor Space shall be subject to all of the terms and conditions of this Lease, and Tenant shall commence paying Basic Rent and Additional Rent on the 8th Floor Space in the same manner and calculated at the same rate as Basic Rent and Additional Rent is then calculated and paid on the Leased Premises under the Lease, subject to the Abatement, which Abatement shall be equal to The Abatement for the 8th Floor Space shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the 8th Floor Space, and the denominator of which is 192 and otherwise subject to Section 3(a) of the Lease. The Improvements for the 8th Floor Space shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F”, to the extent applicable. Tenant’s allowance for the Improvements to the 8th Floor Space shall be paid in accordance with Schedule “F” and shall be prorated and be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in the 8th Floor Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the 8th Floor Space, and the denominator of which is 192.
4.Right of First Refusal.    Subject to the Prior Rights and to the GW Rights, and so long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Landlord grants to Tenant the on-going right (the “First Refusal Right”) to lease the First Refusal Space, as hereinafter defined, at any time during the Term, on and subject to the following terms and conditions.
(a)The “First Refusal Space” shall mean any vacant space in the Building that is the subject of a Third Party Offer, as defined below. The First Refusal Space will not include Option Space 1 until after the First Option Notice is due and not given. The First Refusal Space will also not include the 8th Floor Space, any space in the Building that is utilized as part of the existing or any future Building amenities (i.e., Conference Center, café, restaurant, fitness facility, etc.), or any space that is leased or licensed temporarily to a tenant as “swing space” or temporary space while such tenant’s permanent space is being made ready for occupancy.

(b)Should Landlord receive from a prospective third party tenant an offer to lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space that Landlord is willing to accept or should Landlord give a prospective tenant an offer to lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space, which offer Landlord anticipates the prospective tenant will accept (the “Third Party Offer”), Landlord agrees promptly to so notify Tenant in writing of the relevant terms of the Third Party Offer, including a reasonably detailed description of the relevant economic terms thereof,

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including for example only, the rental rate, any rental or other concessions, any allowances, and any expansion and/or extension/renewal rights, provided that no expansion and/or extension/renewal rights will be a part of the Third Party Offer (the “TPO Terms”). If the Third Party Offer contains space in addition to the First Refusal Space, if Tenant accepts the Third Party Offer, it shall be required to lease all of the space that is the subject of the Third Party Offer. Tenant shall have a period of ten (10) business days after receipt of the TPO Terms within which to exercise the First Refusal Right (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right, or elects not to exercise the First Refusal Right, the same shall lapse, and be of no further force and effect, and Landlord shall have the right for a period of nine (9) months thereafter to lease the First Refusal Space on terms that are not materially more favorable than those contained in the TPO Terms without re-submitting such changed terms to Tenant in accordance with this First Refusal Right in which case Tenant shall have five (5) business days after its receipt of such resubmitted offer to exercise the First Refusal Right on such terms. The term “materially more favorable” shall mean the net effective rental rates and terms, such as the length of the term and the amount of any concessions such as the tenant improvement allowance and any free rent with respect to such proposal, are less than 92.5% of the net effective rental rates and terms originally offered to Tenant.

(c)Within thirty (30) days after the effective date of Tenant’s exercise of the First Refusal Right, Landlord and Tenant shall use commercially reasonable efforts to negotiate and enter into an amendment to this Lease adding the First Refusal Space to the Premises. If Tenant exercises this First Refusal Right on or before May 1, 2015, then Tenant’s lease of First Refusal Space shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), Term, and Additional Rent then in effect for the Premises. The Abatement for the First Refusal Space shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is 192. If the commencement date of Tenant’s lease of the First Refusal Space occurs on or before May 1, 2015, Tenant shall take First Refusal Space on an “As Is” basis and Landlord shall have no obligation to improve the First Refusal Space. The Improvements for the First Refusal Space shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and the Allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in the First Refusal Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is 192.

(d)If Tenant exercises this First Refusal Right after May 1, 2015 but with a Term commencing prior to May 1, 2022, then Tenant will lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space, which is contained in the Third Party Offer, on the terms and provisions of this Lease except that all of the economic terms of the Third Party Offer, including the Basic Rent and any concessions relating to the First Refusal Space shall be as set forth in the Third Party Offer. The Term with respect to the First Refusal Space shall be coterminous with the remaining Term for this Lease and if the term of the First Refusal Space would have otherwise extended beyond the initial Term of the Lease but for same being made coterminous any abatement for the First Refusal Space contained in the Third Party Offer shall be prorated and shall be an amount equal to the product of multiplying the number of months of abatement contained in the Third Party Offer times a fraction, the numerator of which is the number of full calendar

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months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is the number of months contained in the Third Party Offer. Further, Tenant shall take the First Refusal Space on the basis set forth in the Third Party Offer and Landlord shall have no obligation to improve the First Refusal Space. The Improvements for the First Refusal Space shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and any allowance provided for in the Third Party Offer for any improvements to the First Refusal Space shall be prorated and shall be an amount equal to the product of multiplying the per square foot amount of such allowance times the number of square feet of rentable area in the First Refusal Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is the number of months contained in the Third Party Offer.

(e)If Tenant exercises this First Refusal Right after May 1, 2015 but the Term for the First Refusal Space commences after May 1, 2022 and extends beyond the initial Term of this Lease, then even if the parties negotiate an earlier commencement date for the First Refusal Space, Tenant will nonetheless lease the First Refusal Space on the terms of the Third Party Offer, including, without limitation, the Term thereof.

(f)If Tenant fails to or elects not to exercise the First Refusal Right and the third party submitting the Third Party Offer does not lease the First Refusal Space within nine (9) months thereafter, the First Refusal Space shall again become subject to the First Refusal Right herein contained as to the pending and/or any subsequent Third Party Offer submitted to Landlord.

(g)The right granted to Tenant under this Special Stipulation No. 4 is personal to Tenant and any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this First Refusal Right to lease the First Refusal Space shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.

5.Miscellaneous Expansion Right. So long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the right to notify Landlord of Tenant’s desire to lease specified vacant space in the Building at any time. Within ten (10) business days after receipt of such notice from Tenant, Landlord shall notify Tenant as to whether such vacant space is the subject of pending negotiations by Landlord with a third party (including, without limitation, any existing tenant, assignee, or subtenant) and is reasonably anticipated by Landlord to be the subject of a Third Party Offer and a notice of TPO Terms given to Tenant within the one hundred twenty (120) day period following the date of Tenant’s notice. If Landlord provides such a notice to Tenant, then Landlord shall have the right to provide notice to Tenant of the TPO Terms with respect to such vacant space (which notice may cover additional vacant space as well) within such one hundred twenty (120) day period. If Landlord fails to do so, then Tenant shall have the right to lease the vacant space in question in accordance with the following terms, subject to the rights of existing tenants in the Building. If Tenant elects to lease any vacant space in the Building commencing on or before May 1, 2015, the location, size and configuration thereof will be subject to the parties’ mutual agreement and the lease thereof will be on the same terms and conditions of this Lease, with the Allowance, Abatement and any other rental concessions prorated for the remaining Term, and the Term of Tenant’s lease of such space shall be coterminous with the initial Term. If Tenant elects to lease any vacant space in the Building commencing after May 1, 2015, the location, size and configuration thereof will be subject to the parties’ mutual agreement and shall be at the then current Market Rate as set forth on Schedule “G-2” based on the number of Lease Years in the

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TPO Terms, if any (but in any event and regardless of whether there is a Third Party Offer, no less than 5 Lease Years).”

6.Other Amendments.    In connection with the foregoing provisions, the Lease is hereby further amended as follows:
(a)    Staging Area.    The 4th paragraph of Section 3 of Schedule “F” attached to the Lease is hereby deleted in its entirety and replaced with the following new paragraph:
“Tenant may utilize Option Space 1 and/or the 8th Floor Space, both as defined in Schedule “G” attached hereto (the “Staging Area”), on a temporary basis during construction of the Leasehold Improvements for construction staging and furniture storage until the completion of the Leasehold Improvements, at which time Tenant must vacate the Staging Area, remove its furniture and equipment therefrom and repair any damage caused thereto. Tenant shall pay all costs incurred in connection with its use of the Staging Area including the cost of any low voltage/cabling for the Staging Area. Tenant shall pay no Basic Rent or Additional Rent for its use of the Staging Area.”

(b)    Termination Option.    The Termination Option contained in Special Stipulation III of Schedule “G” to the Lease is hereby amended be deleting the 6th sentence of such Option in its entirety and replacing it with the following new sentence:
“With respect to any future expansion space (including, without limitation, Option Space 1, Option Space 2, and the 8th Floor Space), the Transaction Costs, as are applicable to the specific expansion space, will be amortized over the period commencing on the effective date of Tenant’s lease of such expansion space through the expiration date of Tenant’s lease of such expansion space.”

(c)    Stacking Plan and Other Exhibits.     Schedule “G-1” attached to the Lease is hereby replaced with Schedule “G-1” attached to this Second Amendment. Schedules “G-6” through “G-9” attached hereto are hereby incorporated into the Lease by the specific references herein.

(d)Commencement Date Memorandum.    The Commencement Date Memorandum attached to the Lease as Schedule “H” is hereby amended by deleting Section 1(d) in its entirety.

(e) Definitions.    The “Definitions of Principal Terms” are hereby amended by deleting all references therein to “Option Space 3”, Third Expansion Option” and “Third Option Notice” and substituting in lieu thereof, “8th Floor Space” and “Must-Take Date”.

7.Brokers. Each party represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Crescent, which represented Landlord, and Cushman & Wakefield, which represented Tenant in the negotiating and making of this Second Amendment, and each party agrees to indemnify and hold the other party and such other party’s agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys’ fees and costs, incurred by such other party in

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conjunction with any such claim or claims of any other broker or brokers claiming to have represented the indemnifying party in connection with this Second Amendment.
8.No Defaults. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.
9.Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Second Amendment.
10.Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Leased Premises, the Additional Leased Premises or the Building other than the Lease and this Second Amendment. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the matters addressed herein.
11.Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.
12.Confirmation of Lease. Except as expressly amended and modified by this Second Amendment, the Lease shall otherwise remain unmodified and in full force and effect, and the parties hereto hereby ratify and confirm the same. To the extent of any inconsistency between the Lease and this Second Amendment, the terms of this Second Amendment shall control.
IN WITNESS WHEREOF, the undersigned parties have duly executed this Second Amendment under seal as of the day and year first above written.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation, and wholly owned subsidiary of Manulife Financial Corporation

By:        /s/ Paul M. Crowley
Print Name:    /s/ Paul M. Crowley
Title:    V.P. Managing Director

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TENANT: THE WILLIAM CARTER COMPANY, a Massachusetts corporation By: /s/ Thomas A. Carroll Print Name: /s/ Thomas A. Carroll Title: V.P. - Real Estate

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